Exhibit 3.11

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF McDATA CORPORATION

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

McDATA Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1)    The name of the Corporation is McDATA Corporation, The Corporation was originally incorporated under the name JMCD Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 31,1997.

(2)    This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 07/11/2000 001350073 – 2779667

(3)    This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

(4)    The text of the Certificate of Incorporation is restated in its entirety as follows:

FIRST:  The name of the Corporation is McDATA Corporation (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:  (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 475,000,000 shares of capital stock, consisting of (i) 250,000,000 shares of class A common stock, par value $.01 per share (the “Class A Common Stock”), (ii) 200,000,000 shares of class B common stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii)

25,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

(b)    Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

(1)    Ranking. Except as otherwise expressly provided in this Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Class A Common Stock and holders of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

(2)    Voting. Except as otherwise expressly required by law or provided in this Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast for each share of the Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation one (1) vote in person or by proxy, and each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast for each share of Class B Common Stock standing in such holder’s name on the stock transfer records of the Corporation one-tenth (1/10) of a vote in person or by proxy.

(3)    No Cumulative Voting. Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

(4)    Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation)

is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation is paid or declared on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other voting securities paid on the shares of Class A Common Stock or rights, options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

(5)    Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

(6)    Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class A Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class B Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class B Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class B Common Stock may be converted or exchanged).

(7)    No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

(c)    Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d)    Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)    The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the active Board of Directors.

(c)    The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible,

of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting. At each succeeding annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(d)    A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e)    Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director, Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing and the provisions of Article FIFTH subsection (f), whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

(f)    Subject to the rights, if any, of the holders of shares of any series of Preferred Stock, any or all of the directors may be removed from office at any time (i) with cause by the affirmative vote of stockholders who are entitled to cast at least a majority of the total number of votes entitled to be cast at an election of directors or (ii) without cause by the affirmative vote of stockholders who are entitled to cast at least seventy percent (70%) of the total number of votes entitled to be cast at an election of directors.

(g)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws, The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of stockholders who are entitled to cast at least seventy percent (70%) of the total number of votes entitled to be cast at an election of directors.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation’s By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of stockholders who are entitled to cast at least seventy percent (70%) of the total number of votes entitled to be cast at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH and NINTH of this Restated Certificate of Incorporation or this Article TENTH.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 10th day of July, 2000.

McDATA CORPORATION

By:	/s/ Dee J. Perry
Dee J. Perry
Chief Financial Officer and Vice President of Finance and Administration

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:30 PM 05/21/2001 010243346 – 2779667

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

McDATA CORPORATION

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, John F. McDonnell, Chairman of the Board, Chief Executive Officer and President, and Thomas O. McGimpsey, Vice President of Corporate Services, General Counsel and Secretary, of McDATA Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on May 18, 2001, adopted the following resolution creating a series of 45,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.    Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 45,000.

Section 2.    Dividends and Distributions.

(A)    Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 18, 2001 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Series A Junior Participating

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Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior

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Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)    (i)    If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii)    During any default period, such voting right of the holders of Series A Junior

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Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii)    Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of

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series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)    In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to

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fill vacancies as provided in clause (y) of the foregoing sentence.

(v)    Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D)    Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

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(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv)    purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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Section 5.    Reacquired Shares.    Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.    Liquidation, Dissolution or Winding Up.    (A)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $10,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

9

(B)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)    In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in

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the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.    No Redemption.    The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.    Ranking.    The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.    Amendment.    At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11.    Fractional Shares.    Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

11

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 21st day of May, 2001.

/s/ John F. McDonnell
Chairman of the Board, Chief Executive Officer and President

Attest:

/s/ Thomas O. McGimpsey
Secretary

12

State of Delaware Secretary of State Division of Corporations Delivered 10:42 AM 09/02/2004 FILED 08:08 AM 09/02/2004 SRV 040639984 - 2779667 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

MCDATA CORPORATION

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is:

MCDATA CORPORATION

2.    The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.    The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on September 1,2004

/s/ Thomas O. McGimpsey
Name: Thomas O. McGimpsey
Title: Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is McData Corporation.

2.    The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.    The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on      6-23-06        .

/s/ Thomas O. McGimpsey
Thomas O. McGimpsey, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 07:21 PM 06/27/2006 FILED 07:02 PM 06/27/2006 SRV 060618614 - 2779667 FILE

State of Delaware Secretary of State Division of Corporations Delivered 08:06 AM 01/29/2007 FILED 08:06 AM 01/29/2007 SRV 070093613 - 2779667 FILE

CERTIFICATE OF MERGER

MERGING

WORLDCUP MERGER CORPORATION,

A DELAWARE CORPORATION

WITH AND INTO

MCDATA CORPORATION

A DELAWARE CORPORATION

Pursuant to Section 251 of the General Corporation Law of the State of Delaware

McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify as follows:

FIRST:  Each of the constituent corporations, the Company and Worldcup Merger Corporation, a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND:  An Agreement and Plan of Reorganization, dated as of August 7, 2006, as amended, by and among Brocade Communications Systems. Inc., a Delaware corporation, Merger Sub and the Company (the “Reorganization Agreement”), setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD:  The name of the surviving corporation of the Merger (the “Surviving Corporation”) is McData Corporation.

FOURTH:  The Amended and Restated Certificate of Incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A hereto, and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH:  An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

McDATA Corporation

1745 Technology Drive

San Jose, CA 95110

SIXTH:  A copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed by an authorized officer in its corporate name as of January 29, 2007.

MC DATA CORPORATION

By:	/s/ Thomas McGimpsey

Thomas O. McGimpsey
Executive Vice President, Business Development and Chief Legal Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MCDATA CORPORATION

A DELAWARE CORPORATION

ARTICLE I

The name of the corporation is McDATA Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street. Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of the State of Delaware.

ARTICLE IV

This Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Corporation shall have authority to issue is one thousand (1,000) shares, with a par value of $0.01 per share.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, subject to the provisions of Article IX of the Bylaws of the Corporation.

ARTICLE VII

The number of directors that constitute the whole board of directors of the Corporation shall be as specified in the Bylaws of the Corporation.

ARTICLE V III

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.

ARTICLE X

(a)    Limitation of Director’s Liability.  To the fullest extent not prohibited by the General Corporation Law of the State of Delaware as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director.

(b)    Indemnification of Corporate Agents.  The Corporation may indemnify to (he fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer, employee benefit plan fiduciary, or employee of the Corporation or any predecessor of the Corporation or serves or served at the request of the Corporation or any predecessor of the Corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another Corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

(c)    Repeal or Modification.  Neither any amendment or repeal of this Article X, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article X. shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

State of Delaware Secretary of State Division of Corporations Delivered 01:44 PM 10/24/2008 FILED 01:39 PM 10/24/2008 SRV 081065099 - 2779667 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

N1SHAN SYSTEMS, INC.

INTO

MCDATA CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST:  That the Company was incorporated pursuant to the General Corporation Law of the State of Delaware on July 31, 1997,

SECOND:  That the Company owns all of the outstanding shares of each class of the capital stock of Nishan Systems, Inc., a corporation incorporated on October 2,1998 pursuant to the General Corporation Law of the State of California.

THIRD:  That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Nishan Systems, Inc. with and into the Company on the terms and conditions set forth therein:

WHEREAS, Nishan Systems, Inc., a California corporation (“Nishan”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Nishan with and into the Company, with the Company as the surviving corporation in the merger (the “Nishan Merger”) and to cancel all of the outstanding capital stock of Nishan in such Nishan Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Nishan Merger and the assumption by the Company of Nishan’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Nishan shall be canceled and extinguished in the Nishan Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Nishan Merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Nishan Certificate of Ownership and Merger”).

RESOLVED FURTHER, that the Nishan Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Nishan Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Nishan Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Nishan Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Nishan Merger, will be the directors and officers of the Company,

RESOLVED FURTHER, that the Nishan Merger constitutes the final act of a plan of liquidation with respect to Nishan as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Nishan Certificate of Ownership and Merger and filing a copy of the Nishan Certificate of Ownership and Merger that is certified by the Delaware Secretary of State with the Secretary of State of California, and to take all other actions which may be necessary or proper to effect the Nishan Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

MCDATA CORPORATION

By:	/s/ Richard Deranleau

Name:	Richard Deranleau

Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 10/24/2008 FILED 05:22 PM 10/24/2008 SRV 081066439 - 2779667 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MCDATA MANAGED SERVICES CORPORATION

INTO

MCDATA CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST:  That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Company owns all of the outstanding shares of each class of the capital stock of McDATA Managed Services Corporation, a Delaware corporation.

THIRD:  That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge McDATA Managed Services Corporation with and into the Company on the terms and conditions set forth therein:

WHEREAS, McDATA Managed Services Corporation, a Delaware corporation (“McDATA Managed Services”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge McDATA Managed Services with and into the Company, with the Company as the surviving corporation in the merger (the “McDATA Managed Services Merger”) and to cancel all of the outstanding capital stock of McDATA Managed Services in such McDATA Managed Services Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the McDATA Managed Services Merger and the assumption by the Company of McDATA Managed Services’ liabilities and obligations,

RESOLVED FURTHER, that each outstanding share of capital stock of McDATA Managed Services shall be canceled and extinguished in the McDATA Managed Services Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the McDATA Managed Services Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “McDATA Managed Services Certificate of Ownership and Merger”) with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the McDATA Managed Services Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the McDATA Managed Services Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the McDATA Managed Services Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the McDATA Managed Services Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to tie effectiveness of the McDATA Managed Services Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the McDATA Managed Services Merger constitutes the final act of a plan of liquidation with respect to McDATA Managed Services as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the McDATA Managed Services Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the McDATA Managed Services Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

[Remainder of Page Intentionally Left Blank}

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008,

MCDATA CORPORATION

By:	/s/ Richard Deranleau

Name:	Richard Deranleau

Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 10/24/2008 FILED 05:23 PM 10/24/2008 SRV 081066446 - 2779667 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SANAVIGATOR, INC.

INTO

MCDATA CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify;

FIRST:  That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Company owns all of the outstanding shares of each class of the capital stock of SANavigator, Inc., a Delaware corporation.

THIRD:  That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge SANavigator, Inc. with and into the Company on the terms and conditions set forth therein:

WHEREAS, SANavigator, Inc., a Delaware corporation (“SANavigator”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge SANavigator with and into the Company, with the Company as the surviving corporation in the merger (the “SANavigator Merger”) and to cancel all of the outstanding capital stock of SANavigator in such SANavigator Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the SANavigator Merger and the assumption by the Company of SANavigator’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of SANavigator shall be canceled and extinguished in the SANavigator Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the SANavigator Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “SANavigator Certificate of Ownership and Merger”) with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the SANavigator Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the tiling of the SANavigator Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the SANavigator Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the SANavigator Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the

Company, as constituted immediately prior to the effectiveness of the SANavigator Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the SANavigator Merger constitutes the final act of a plan of liquidation with respect to SANavigator as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the SANavigator Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the SANavigator Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

MCDATA CORPORATION

By:	/s/ Richard Deranleau

Name:	Richard Deranleau

Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 10/24/2008 FILED 05:24 PM 10/24/2008 SRV 081066455 - 2779667 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SANERA SYSTEMS, INC.

INTO

MCDATA CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, McDATA Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST:  That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Company owns all of the outstanding shares of each class of the capital stock of Sanera Systems, Inc., a Delaware corporation.

THIRD:  That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Sanera Systems, Inc. with and into the Company on the terms and conditions set forth therein:

WHEREAS, Sanera Systems, Inc., a Delaware corporation (“Sanera”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Sanera with and into the Company, with the Company as the surviving corporation in the merger (the “Sanera Merger”) and to cancel all of the outstanding capital stock of Sanera in such Sanera Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Sanera Merger and the assumption by the Company of Sanera’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Sanera shall be canceled and extinguished in the Sanera Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Sanera Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “Sanera Certificate of Ownership and Merger”) with the Secretary of Slate of the State of Delaware.

RESOLVED FURTHER, that the Sanera Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Sanera Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Sanera Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Sanera Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior, to the effectiveness of the Sanera Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Sanera Merger constitutes me final act of a plan of liquidation with respect to Sanera as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Sanera Certificate of Cnraership and Merger, and to take all other actions which may be necessary or proper to effect the Sanera Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

MCDATA CORPORATION

By:	/s/ Richard Deranleau

Name:	Richard Deranleau

Title:	VP Finance & CFO